Exhibit 99.2

Walgreens Health Initiatives, Inc.

(A Business of Walgreen Co.)

Condensed Financial Statements for the Three and Six Months Ended February 28, 2011 and 2010

WALGREENS HEALTH INITIATIVES, INC.

(A BUSINESS OF WALGREEN CO.)

TABLE OF CONTENTS

Page

CONDENSED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2011 AND 2010 (UNAUDITED):

Balance Sheets	3

Statements of Operations	4

Statements of Cash Flows	5

Statements of Net Parent Deficit	6

Notes to Condensed Financial Statements (Unaudited)	7–12

Walgreens Health Initiatives, Inc.

(A Business of Walgreen Co.)

Balance Sheets

As of February 28, 2011 and August 31, 2010

(Unaudited)

(dollars in thousands)

	February 28, 2011	August 31, 2010
Assets
Current Assets:
Accounts receivable, net	$58,979	$73,295
Rebates receivable, net	45,943	55,808
Prepaid expenses	688	1,077

Total Current Assets	105,610	130,180

Non-Current Assets:
Property and equipment, at cost, less accumulated depreciation and amortization	46,272	51,585
Deferred income taxes	87	107

Total Non-Current Assets	46,359	51,692

Total Assets	$151,969	$181,872

Liabilities and Net Parent Deficit
Current Liabilities:
Accounts payable	$126,258	$109,491
Rebates payable to unrelated parties	53,223	62,935
Rebates payable to related parties	3,899	4,642
Accrued expenses and other liabilities	16,335	13,602
Payable to related parties	74,470	78,790
Other current liabilities	782	846

Total Current Liabilities	274,967	270,306
Non-current liabilities	2,355	2,355

Total Liabilities	277,322	272,661
Net Parent Deficit	(125,353)	(90,789)

Total Liabilities and Net Parent Deficit	$151,969	$181,872

The accompanying notes to condensed financial statements are integral parts of these statements.

Walgreens Health Initiatives, Inc.

(A Business of Walgreen Co.)

Statements of Operations

For the Three and Six Months Ended February 28, 2011 and 2010

(Unaudited)

(dollars in thousands)

	Three Months Ended February 28,		Six Months Ended February 28,
	2011	2010	2011	2010

Revenues	$32,398	$20,468	$60,314	$46,518

Operating Costs and Expenses:
Selling, general, and administrative expenses	12,075	10,179	21,720	14,627
Depreciation and amortization expense	3,344	2,436	6,950	4,873
Costs allocated by Parent	18,318	15,337	31,902	32,145

Total operating costs and expenses	33,737	27,952	60,572	51,645

Operating Loss	(1,339)	(7,484)	(258)	(5,127)
Other income	645	371	1,290	741

Earnings (Loss) Before Income Taxes	(694)	(7,113)	1,032	(4,386)
Income tax expense (benefit)	10	(27)	20	(54)

Net Income (Loss)	$(704)	$(7,086)	$1,012	$(4,332)

The accompanying notes to condensed financial statements are integral parts of these statements.

Walgreens Health Initiatives, Inc.

(A Business of Walgreen Co.)

Statements of Cash Flows

For the Six Months Ended February 28, 2011 and 2010

(Unaudited)

(dollars in thousands)

	Six Months Ended February 28,
	2011	2010
Cash Flows from Operating Activities:
Net income (loss)	$1,012	$(4,332)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities :
Depreciation and amortization expense	6,950	4,873
Deferred income taxes - net	20	(54)
Changes in operating assets and liabilities :
Accounts receivable, net	14,316	22,436
Rebates receivable, net	9,865	(24,450)
Prepaid expenses	389	109
Accounts payable	16,767	(119,476)
Rebates payable to unrelated parties	(9,712)	3,990
Rebates payable to related parties	(743)	1,104
Accrued expenses and other liabilities	2,733	(4,950)
Payable to related parties	(4,320)	(46,062)
Other current liabilities	(64)	(108)

Net cash provided by (used in) operating activities	37,213	(166,920)

Cash Flows from Investing Activities:
Additions to property and equipment	(1,637)	(10,852)

Net cash used in investing activities	(1,637)	(10,852)

Cash Flows from Financing Activities:
Net transfers from (to) Parent	(35,576)	177,772

Net cash (used in) provided by financing activities	(35,576)	177,772

Changes in Cash and Cash Equivalents:
Net increase (decrease) in cash and cash equivalents	—	—
Cash and cash equivalents, September 1	—	—

Cash and cash equivalents, February 28	$—	$—

The accompanying notes to condensed financial statements are integral parts of these statements.

Walgreens Health Initiatives, Inc.

(A Business of Walgreen Co.)

Statements of Net Parent Deficit

(Unaudited)

(dollars in thousands)

Total Net Parent Deficit
Balance at August 31, 2010	$(90,789)
Net income	1,012
Net transfers to parent	(35,576)

Balance at February 28, 2011	$(125,353)

The accompanying notes to condensed financial statements are integral parts of these statements.

WALGREENS HEALTH INITIATIVES, INC.

(A BUSINESS OF WALGREEN CO.)

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 28, 2011 AND 2010

(DOLLARS IN THOUSANDS)

1.	DESCRIPTION OF BUSINESS

Walgreens Health Initiatives, Inc., the pharmacy benefit management (the “PBM” or the “Company”) business of Walgreen Co. (or the “Parent”), provides integrated PBM services to unaffiliated health insurers and third-party administrators as well as services to affiliated Walgreen Co. PBM services include plan set-up, claims adjudication with network pharmacies, formulary management, and reimbursement services.

2.	BASIS OF PRESENTATION

The condensed financial statements of Walgreens Health Initiatives, Inc. included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. The Balance Sheets as of February 28, 2011 and August 31, 2010, the statements of operations for the three and six months ended February 28, 2011 and 2010, the statements of cash flows for the six months ended February 28, 2011 and 2010, and the statements of net parent deficit as of February 28, 2011 and August 31, 2010, have been prepared without audit. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed financial statements be read in conjunction with the audited financial statements and the notes thereto for the year ended August 31, 2010.

In the opinion of management, the condensed financial statements for the unaudited interim periods presented include all adjustments, consisting of normal recurring adjustments, necessary to present a fair statement of the results for such interim periods. Net earnings for any interim period may not be comparable to the same interim period in previous fiscal years.

The accompanying condensed financial statements have been prepared to represent the financial condition, results of operations and cash flows of the PBM. These condensed financial statements include amounts that have been derived from the financial statements and accounting records of Walgreen Co. using the historical results of operations and historical cost basis of the assets and liabilities of the PBM.

The accompanying balance sheets do not include certain Walgreen Co. assets or liabilities that are not specifically identifiable to the PBM. Walgreen Co. uses a centralized approach to cash management and the financing of its operations. The PBM’s cash was available for use and was regularly “swept” into accounts maintained by Walgreen Co. As a result, cash and cash equivalents are not included in the balance sheets. See Note 7, Related Party Transactions, for a further discussion of related party transactions with Walgreen Co.

The statements of operations include all revenues and costs attributable to the PBM including a charge or allocation of the costs for Walgreen Co. provided support services and corporate costs. See Note 7, Related Party Transactions, for a further discussion of charges and allocations relating to the PBM’s transactions with Walgreen Co.

All of the allocations and estimates in the statements of operations are based on assumptions that management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs that would have resulted if the PBM had been operated on a stand-alone basis. In addition, the condensed financial statements may not necessarily be indicative of future results of the PBM.

Because a direct ownership relationship does not exist among all the various entities comprising the PBM, Walgreen Co.’s net investment in the PBM is shown in lieu of stockholders’ equity in the PBM’s condensed financial statements.

The accompanying condensed financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Relationship with Parent – PBM services include claims adjudication with network pharmacies, including those owned by the Parent. This amount is shown separately from accounts payable and is reflected in the balance sheets as payable to related parties, representing amounts owed to the Parent’s pharmacies for the claims adjudicated. All other transactions between the PBM and Walgreen Co. have been included in the condensed financial statements, and the effect of future settlement of these intercompany transactions is accounted for through net parent investment.

The PBM maintains certain cash accounts; however, the PBM participates in Walgreen Co. centralized cash management system, whereby, cash is moved between Walgreen Co. and the PBM to meet liquidity needs. Walgreen Co. generally reflects payments to or from the PBM as intercompany transactions and does not distinguish these payments as capital contributed or distributed. Similarly, since none of Walgreen Co. debt at the corporate level is specifically used for the PBM, none of Walgreen Co. debt has been allocated to the PBM’s balance sheets and Walgreen Co. did not charge or allocate interest to the PBM for the periods presented. See Note 7, Related Party Transactions, for a further discussion of transactions with related parties.

Net Parent Deficit – The net parent deficit included in the balance sheets reflects Walgreen Co.’s investment in the PBM, accumulated earnings and losses of the PBM, and the settlement of certain intercompany transactions. Net parent deficit also includes an outstanding loan receivable with Walgreen Co. This loan receivable had an outstanding balance of $241,200 as of February 28, 2011 and $98,200 as of August 31, 2010. Further, the PBM participates in Walgreen Co.’s centralized cash management programs. As the PBM participates in Walgreen Co.’s centralized cash management programs, this activity is accounted for through net parent deficit.

Use of Estimates – The condensed financial statements are prepared in accordance with accounting principles generally accepted in the United States of America and include amounts based on management's prudent judgments and estimates. Actual results may differ from these estimates. Management believes that any reasonable deviation from those judgments and estimates would not have a material impact on the PBM’s financial position or results of operations. To the extent that the estimates used differ from actual results, adjustments to the statements of operations and corresponding balance sheets accounts would be necessary. These adjustments would be made in future statements. Some of the more significant estimates include allowance for doubtful accounts, rebates, corporate allocations, and income taxes.

3.	REVENUE RECOGNITION

The services provided to PBM clients include: plan set-up, claims adjudication with network pharmacies, formulary management, and reimbursement services. The PBM acts as an agent in administering pharmacy reimbursement contracts and does not assume credit risk. Therefore, revenue is recognized as only the differential between the amount receivable from the client and the amount owed to the network pharmacy. The PBM acts as an agent to clients with respect to administrative fees for claims adjudication. Those service fees are recognized as revenue.

Rebates earned under arrangements with manufacturers or third-party intermediaries are recorded as revenue. The PBM refines its estimates each period based on actual collection and payment experience. Additionally, the portion of manufacturer or third-party intermediary rebates due to clients is recorded as a reduction of revenue.

Under the Company’s pharmacy network contracts, the pharmacy is solely obligated to collect the co- payments from the members. Under client contracts, the Company does not assume liability for member co-payments in pharmacy transactions. As such, the Company does not include member co-payments to retail pharmacies in revenue.

Affiliate Revenue – The PBM engages in intercompany transactions with its parent company, Walgreen Co. and its affiliates. These transactions broadly consist of claims processing, administrative or client service and comprehensive patient-first clinical programs. Affiliate revenue is also recognized as only the differential between the amounts receivable from Walgreen Co. and the amount owed to the network pharmacy.

4.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The PBM has evaluated the fair value of those assets and liabilities identified as financial instruments under Accounting Standards Codification Statement Topic No. 825, Disclosures about Fair Value of Financial Instruments. The PBM estimates that the carrying amounts for accounts receivable, rebates receivable, accounts payable, and rebates payable approximate their fair value.

5.	RECEIVABLES

Receivables include trade accounts receivable and rebates receivable. Rebates receivable are uncollected amounts due from drug manufacturers for rebates and other administrative fees. Trade accounts receivable and rebates receivable are recorded net of an allowance for uncollectible amounts of $1,659 and $1,804 as of February 28, 2011 and August 31, 2010, respectively. The allowance for doubtful accounts is based on both specific receivables and historic write-off percentages.

6.	ACCOUNTS PAYABLE

Outstanding checks of $26,929 and $15,958 as of February 28, 2011 and August 31, 2010, respectively, attributable to payments to network pharmacies, are classified as accounts payable.

7.	RELATED PARTY TRANSACTIONS

For the purpose of preparing these condensed financial statements, Walgreen Co. has made certain allocations of its expenses to the PBM. Management believes that the assumptions underlying such allocations of the condensed financial statements are reasonable. However, the condensed financial statements included herein may not necessarily reflect the PBM’s results of operations, financial position and cash flows in the future or what its results of operations, financial position and cash flows would have been had the PBM been a stand-alone company during the periods presented.

Cash Management

The operations of the PBM participate in Walgreen Co.’s centralized cash management programs. Disbursements are made through centralized accounts payable systems which are operated by Walgreen Co. Cash receipts are transferred to centralized accounts, also maintained by Walgreen Co. As cash is disbursed and received by Walgreen Co., it is accounted for through net parent investment.

Pharmacy Benefit Management

The PBM provides integrated pharmacy benefit management services to affiliated companies. The PBM recorded revenues for PBM services provided to affiliates of $2,382 and $2,675 for the three months ended February 28, 2011 and 2010, respectively, and $4,639 and $5,399 for the six months ended February 28, 2011 and 2010, respectively.

Costs Allocated by Parent

A portion of general Walgreen Co. corporate costs has been allocated to the PBM based on Walgreen Co.’s internal transfer pricing agreement which allocates costs based on transaction, capital spending, headcount, or other appropriate bases and are included in the statements of operations. General corporate costs also include an allocation for restructuring charges. See Note 9, Restructuring, for a further discussion. In addition, costs associated with certain centralized staff functions such as legal, accounting, tax, human resources, information technology, sales, and call center functions have been allocated to the PBM in the period in which such services were provided. Costs allocated by Parent also include costs associated with software development projects that are directly associated with the PBM.

Employee Benefits

Costs allocated by Parent include certain employee benefit costs. Historically, employees who meet certain eligibility requirements have participated in the Walgreen Co. Profit-Sharing Retirement Trust plan sponsored by Walgreen Co. The PBM’s contribution, which has historically related to Walgreen Co.’s pre-tax income and a portion of which is in the form of a guaranteed match, is determined annually at the discretion of Walgreen Co.’s Board of Directors. The profit-sharing provision for the PBM was $2,127 and $1,227 for the three months ended February 28, 2011 and 2010, respectively, and $4,231 and $2,526 for the six months ended February 28, 2011 and 2010, respectively. All obligations and assets pursuant to this plan have historically been obligations and assets of Walgreen Co. and as such, are not included on the PBM’s balance sheets.

Eligible PBM employees participate in the Walgreen Co. Stock Plan, which provides Walgreen Co. restricted stock and stock options to select key employees as a reward for performance and contribution. Walgreen Co. recognizes compensation expense on a straight-line basis over the employee’s vesting period or to the employee’s retirement eligible date, if earlier. The exercise price for the stock option is the closing price of a share of common stock on the grant date. The fair value of the options is determined using the Black-Scholes method. In addition, certain PBM employees participate in the Walgreen Co. Employee Stock Purchase Plan, which allows for the purchase of Walgreen Co. common stock at a discount. The PBM received share-based compensation expense of $263 and $246 for the three months ended February 28, 2011 and 2010, respectively, and $532 and $463 for the six months ended February 28, 2011 and 2010, respectively, via an allocation from Walgreen Co.

A summary of Costs Allocated by Parent for the three and six months ended February 28, 2011 and 2010, is shown below (in thousands):

	Three Months Ended February 28,		Six Months Ended February 28,
	2011	2010	2011	2010
General corporate costs	$3,914	$2,924	$8,138	$7,312
Call centers	2,291	1,961	4,280	4,057
Information technology	6,403	3,708	8,622	7,546
Sales	1,868	2,922	3,736	5,844
Software development	1,452	2,349	2,363	4,397
Employee benefits	2,390	1,473	4,763	2,989

	$18,318	$15,337	$31,902	$32,145

Trade Names

Walgreen Co. has not charged the PBM for historical usage of the Walgreens trade name. The PBM’s use has been considered a royalty-free use of the trade name rights in these condensed financial statements.

Interest Income

Included within net parent investment in the balance sheets, the PBM had an outstanding loan receivable with Walgreen Co. of $241,200 as of February 28, 2011, and $98,200 as of August 31, 2010, respectively. The PBM recognized interest income of $645 and $371 for the three months ended February 28, 2011 and 2010, respectively, and $1,290 and $741 for the six months ended February 28, 2011 and 2010, respectively.

8.	INCOME TAXES

In determining the provision for income taxes, the PBM uses an annual effective income tax rate based on full-year income, permanent differences between book and tax income, and statutory income tax rates. The effective income tax rate also reflects an assessment of the ultimate outcome of tax audits. Discrete events such as audit settlements or changes in tax laws are recognized in the period in which they occur. Based on current knowledge, management does not believe there is a reasonable likelihood that there will be a material change in the estimates or assumptions used to determine the amounts recorded for income taxes.

For the three months ended February 28, 2011, the PBM recorded income tax expense of $10 on a loss before taxes of $(694) compared to an income tax benefit of $(27) on a loss before income taxes of $(7,113) in the prior year’s three month period. For the six months ended February 28, 2011, the PBM recorded income tax expense of $20 on earnings before income taxes of $1,032 compared to an income tax benefit of $(54) on a loss before income taxes of $(4,386) in the prior year’s six month period. The income tax expense and benefit recorded for the three and six months ended February 28, 2011 and 2010 related to a foreign location. The low effective tax rate for the three and six months ended February 28, 2011 and 2010 is due to offsetting adjustments to previously established valuation allowances as future tax benefits were generated or utilized.

9.	RESTRUCTURING

On October 30, 2008, Walgreen Co. announced a series of strategic initiatives, approved by its Board of Directors, to enhance shareholder value. One of these initiatives was a program known as “Rewiring for Growth,” which was designed to reduce cost and improve productivity through strategic sourcing of indirect spend, reducing corporate overhead and work throughout Walgreen Co. stores, rationalization of inventory categories, and transforming community pharmacy. Walgreen Co. expects to complete these initiatives in 2011.

For the six months ended February 28, 2011, the PBM recorded a pre-tax charge of $329 for severance and other benefits associated with 11 employees who were separated from the PBM. There were no restructuring charges recorded during the three and six months ended February 28, 2010.

The PBM has recorded the following balances in accrued expenses and other liabilities on the balance sheets (in thousands):

Severance and Other Benefits
August 31, 2010 Reserve Balance	$—

Charges	329
Cash Payments	(329)

February 28, 2011 Reserve Balance	$—

10.	CONTINGENCIES

The PBM is involved in various legal proceedings incidental to the normal course of business and is subject to various investigations, inspections, audits, inquiries and similar actions by government authorities, arising in the normal course of business. Although the outcome of these legal proceedings and other matters cannot be forecast with certainty, management believes the final disposition of these matters will not have a material adverse effect on the PBM’s financial position or results of operations.

11.	SUBSEQUENT EVENTS

On June 10, 2011, the outstanding loan receivable between the PBM and Walgreen Co. was fully settled for $241,200.

On June 13, 2011, Walgreen Co. completed the sale of the PBM to Catalyst Health Solutions in a cash transaction for $525 million.

The PBM has evaluated all subsequent events through July 11, 2011, the date the condensed financial statements were issued.